UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

JetBlue Airways Corporation

Sundown Acquisition Corp.

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Pursuant to Schedule 14A under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: June 7, 2022

On June 7, 2022, JetBlue Airways Corporation (“JetBlue”) made available the following investor presentation at www.JetBlueOffersMore.com.

June 7, 2022 Investor Presentation JetBlue’s Improved Proposal offers MORE MORE Value NOW with Cash Prepayment for Spirit shareholders

Important information for investors and stockholders Forward looking statements Statements in this presentation contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this presentation, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this presentation might not occur. Our forward-looking statements speak only as of the date of this presentation or as of the dates so indicated. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Additional important information and where to find it This presentation is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer. Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov . In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers). JetBlue has filed a preliminary proxy statement on Schedule 14A with the SEC (“Preliminary Proxy Statement”) and the accompanying BLUE proxy card on May 16, 2022 to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 10, 2022. JetBlue intends to file other relevant materials with the SEC, including a proxy statement in definitive form (the “Proxy Statement”). This presentation is not a substitute for the Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction. STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by JetBlue at the SEC’s website at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers). Participants in the solicitation JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Preliminary Proxy Statement.

JetBlue’s improved proposal offers you MORE... Enhanced reverse break-up fee for Spirit shareholders $350 million reverse break-up fee ($3.20 per share): $150 million higher than original offer and $100 million greater than Frontier transaction More value NOW Prepayment of $1.50 per share (~$164 million) following shareholder approval of Spirit-JetBlue transaction Superior, all-cash premium Aggregate consideration of $31.50 per share in cash in a negotiated transaction, with $30 per share payable at closing $350 million reverse break-up fee is $100 million greater than the amount offered by Frontier. In addition, a prepayment of $1.50 per share allows Spirit shareholders to receive some cash consideration well in advance of closing

JetBlue’s improved proposal is clearly superior to Frontier’s in all respects Frontier JetBlue Price $31.50 per share offer ($1.50 prepayment upon Spirit shareholder approval of transaction with JetBlue, with $30 at close in a consensual transaction) Significant premium to Frontier’s offer value, given market decline; $3.4bn1 Equity Value $20.89 total consideration2 per Spirit share; $2.3bn Equity Value Consideration All Cash – fully financed commitment; prepayment of $1.50 per share in cash Mostly Stock Value Certainty All cash proposal provides greater value certainty Uncertain given market risk and flawed forecasting processes Transaction value has declined by ~$5 per share / ~$540mm since announcement3 Divestiture Commitment Commitment to divest Spirit / JetBlue’s holdings up to a Material Adverse Effect on Spirit4 No obligation to make divestitures that adversely impact the Northeast Alliance Have already offered to divest Spirit’s NYC and BOS holdings as well as 5 FLL gates Commitment to divest Spirit / Frontier’s holdings up to Material Adverse Effect on Spirit Reverse Break-Up Fee4 $350mm (~$3.20 / share; ~15% of Spirit’s share price prior to Frontier announcement and ~78% of Frontier’s original premium) $250mm (~$2.28 / share; ~11% of Spirit’s share price prior to Frontier announcement and ~56% of Frontier’s original premium) 1 Assumes fully diluted shares outstanding of approximately 109.5 million per public filings. 2 Represents the implied value of Frontier transaction as of June 3, 2022, based on Frontier’s $9.81 closing share price as of June 3, 2022 and the terms of the Frontier Agreement. 3 Represents decline from Frontier’s $12.39 closing share price as of February 4, 2022 to $9.81 closing share price as of June 3, 2022. 4 Conditional upon negotiated merger with Spirit. We remain fully committed to acquiring Spirit JetBlue’s improved proposal offers superior financial value, more certainty, and more regulatory protections Our improved proposal represents a compelling opportunity for Spirit shareholders to receive a significant premium in cash, with greater value and certainty, and a higher reverse break-up fee than the inferior transaction with Frontier + 51%

Short-term trading (Subject to Special Meeting Outcome) JetBlue offers superior value to Spirit shareholders in any scenario Transaction closes Transaction does not close JetBlue Transaction ~$201 $31.50 ~$241,3 Frontier Transaction ~$191 ~$212 ~$191 Source: Bloomberg; market data as of June 3, 2022. 1 Reflects rounding. 2 Represents current headline value of Frontier transaction based on stock prices as of June 3, 2022. 3 Represents implied value of Spirit based on spread between Spirit price and JetBlue offer value from JetBlue proposal leak to Spirit’s rejection of JetBlue offer (~30%). A vote AGAINST the Frontier Transaction A vote FOR the Frontier Transaction Spirit stock trades UP to ~$24, with further upside Spirit stock trades DOWN to ~$19 JetBlue’s offer is also fully financed RBF of $2.28/share RBF of $3.20/share Includes $1.50 cash prepayment

NEA is irrelevant for Spirit… JetBlue to divest Spirit’s holdings in NYC and BOS JetBlue’s NEA – either approved by the courts or blocked – does not hinder a JetBlue-Spirit transaction Market shares are basically the same… JetBlue / Spirit combined market share of 8%1 Frontier / Spirit combined market share of 7%1 JetBlue has a more significant impact on legacy carrier fares… JetBlue’s presence on a nonstop route decreases legacy fares by ~16%, or 3x as much as ultra-low-cost carriers Legacy carriers do not respond to ULCCs in the same manner as JetBlue; their fares remain higher JetBlue irreplaceable unlike ULCCs… JetBlue offers a unique value proposition that is difficult to replicate Ultra-low-cost carriers thrive with smaller networks and are expanding rapidly (e.g., Frontier has 230 aircraft on order, Breeze and Avelo expanding rapidly) JetBlue has far less overlap with Spirit than Frontier has… JetBlue overlaps with Spirit on 54 nonstop routes2 and only 31 routes2 when excluding the NEA-relevant markets, which JetBlue has offered to divest Frontier overlaps with Spirit on 104 nonstop routes2 JetBlue offers Spirit shareholders strong protections4 $350mm reverse break-up fee (unprecedented in airline transactions) Commitment to divest assets up to a Material Adverse Effect on Spirit (including all Spirit NYC and BOS holdings) $250mm reverse break-up fee ($100mm less than JetBlue, despite similar regulatory profile) Commitment to divest assets up to a Material Adverse Effect on Spirit JetBlue has far less overlap in flights, seats, and ASMs with Spirit than Frontier in the metropolitan areas served by both3 JetBlue has high conviction in obtaining regulatory approval… … Spirit’s focus on Northeast Alliance is a red herring Frontier JetBlue 1 Based on 2021 nonstop US passenger seats (ending December 2021). 2 Based on Q1-Q4 2021 domestic Department of Transportation data. 3 Based on scheduled flights / seats / ASMs for 2021 including international routes. 4 Conditional upon negotiated merger with Spirit.

Spirit’s Board is entrenched and conflicted Multiple Spirit Directors involved in the decision to merge with Frontier have significant ties to Bill Franke, who appointed each to the Spirit Board Length of tenure and known conflicts display poor governance Frontier has promised Board seats on the combined entity to 5 out of the 8 current Spirit Directors The conflicted Spirit Board has not acted in its shareholders’ interest Entrenchment resulting in a flawed process Key themes Frontier transaction results from a fundamentally flawed process Spirit and Frontier have periodically explored the possibility of a business combination in the past, without ever seriously considering any alternative Spirit negotiated with Frontier for 8 months prior to signing but failed to perform a market check The conflicted Spirit Board clearly made no attempt to extract more value from Frontier for the Spirit shareholders, even after JetBlue’s enhanced proposal No constructive engagement with JetBlue Limited diligence information provided to JetBlue Unreasonable and off-market regulatory requests that were not required in Frontier transaction No good faith engagement to negotiate a transaction

Vote against the Frontier transaction at the Spirit special meeting Exercise your appraisal rights Tender your shares in JetBlue’s tender offer Spirit shareholders have an important choice to make about their investment; vote against the Frontier transaction on June 10 and exercise your appraisal rights What we are asking Spirit shareholders to do

Spirit shareholders should vote AGAINST the Frontier transaction and also exercise appraisal rights they are entitled to under Delaware law Section 262 of the Delaware General Corporation Law provides Spirit shareholders with appraisal rights which could apply in the event the Frontier transaction is approved The exercise of appraisal rights ultimately results in a court process in which a court will determine the fair value of the Spirit shares and require that amount to be paid 100% in cash Spirit is worth more than the value of the Frontier transaction; in determining the fair value of Spirit’s shares, the court would consider certain factors including standalone DCF values and that JetBlue’s superior all-cash proposal of $30.00 per share values Spirit at a significant premium to the Frontier transaction When Spirit shareholders perfect their appraisal rights and a court determines the appropriate stand-alone value for Spirit, the combined Frontier-Spirit will be required to pay that amount in cash to the dissenting shareholders

Key takeaways

Key takeaways for Spirit shareholders JetBlue offers superior value to Spirit shareholders JetBlue has strong conviction in its ability to close – Spirit’s regulatory objections have no merit Spirit’s Board is entrenched, conflicted, has failed to maximize shareholder value, and ignores the similar regulatory profile of the Frontier transaction JetBlue proposal provides a superior alternative with more benefits for all stakeholders as well as enhanced regulatory protections

JetBlue offers superior value to Spirit shareholders

Aggregate Equity Value JetBlue Proposal Spirit Unaffected Share Price1 $21.73 $20.89 Implied Value of Frontier Transaction2 + 51% + 10.61 + 45% + 9.77 $3.4bn JetBlue’s improved proposal offers superior value for Spirit shareholders Summary of JetBlue’s Superior Proposal Value per Spirit share comparison ($) 1 Spirit unaffected $21.73 closing share price on February 4, 2022. 2 Represents the implied value of Frontier transaction as of June 3, 2022, based on Frontier’s $9.81 closing share price as of June 3, 2022 and the terms of the Frontier Agreement. 3 Spirit’s closing share price as of May 13, 2022, the last trading day before JetBlue’s tender offer. 4 JetBlue original $33 offer premium to implied value of Frontier transaction on April 4, 2022, the day before the proposal was leaked. $16.98 + 86% + 14.52 Spirit Trading Price before JetBlue Tender3 $31.50 $31.50/share represents $10.61/share or 51% premium to current value of Frontier’s transaction, offering full and certain value to Spirit shareholders Given recent market performance, our $31.50/share offers a more attractive premium (51%) to the current implied value of the Frontier transaction than the original $33 proposal did (37%4) Represents $9.77/share or 45% premium to Spirit’s undisturbed share price1 Provides Spirit shareholders with certain value and immediate liquidity Not subject to market risk (Frontier transaction value has already declined by ~$5 per share / ~$540mm)

Implied Value of Spirit Upside if Frontier transaction is rejected Average spread1 (5-Apr to 29-Apr) JetBlue Proposal $24.31 $16.98 Spirit Trading Price before JetBlue Tender ~43% Premium A rejection of the Frontier transaction will result in a higher price for Spirit stock, even before any consideration of the likelihood of JetBlue’s transaction closing A vote against Frontier is a vote for Spirit shares to increase Source: Bloomberg; market data as of June 3, 2022. 1 Spread represents the difference between JetBlue’s proposal price and Spirit’s trading share price. 2 JetBlue Proposal was made public on April 5, 2022. 3 Spirit rejected JetBlue’s proposal on May 2, 2022. $25.48 Average Price ~29.6% average spread1 between JetBlue proposal leak2 and day before Spirit’s rejection3 of JetBlue offer ~30% Average Spread $31.50

A Vote for Frontier is a Vote for Spirit Shares to Decline Implied Value of Spirit Share Downside if Frontier Transaction is Approved Average Spread1 (7-Feb to 4-Apr) Source: Bloomberg; market data as of June 3, 2022. 1 Spread represents the difference between the implied price per share in the Frontier transaction and Spirit’s trading share price, divided by Spirit’s trading share price. 2 Merger announcement as of February 7, 2022. 3 JetBlue Proposal was leaked on April 5, 2022. 4 Spirit’s closing share price as of June 3, 2022. $20.89 Current Value of Frontier transaction ~8.5% average spread1 between merger announcement2 and day before JetBlue proposal leak3 $19.26 $20.74 ~8.5% Average Spread ~7% Decline A vote for the Frontier transaction will put downward pressure on Spirit stock as it reverts to historical relationship with the value of the Frontier transaction Spirit Trading Price Before JetBlue Improved Offer4

Market Reaction Contrast Spirit Share Price History The market reaction is clear; the JetBlue offer is good for Spirit shareholders and the conflicted Spirit Board continues to make decisions that are detrimental to Spirit shareholder value Every constructive piece of news around the JetBlue proposal has sent the Spirit stock soaring Source: Bloomberg; market data as of June 6, 2022. On April 5, when our initial proposal leaked in late afternoon, Spirit’s stock price increased ~28% by the close On May 16, when we disclosed our tender offer, Spirit’s stock price increased ~10%+ On the same day, after Spirit issued a press release announcing their Board would review our offer, the stock rose a further ~2% by the close On June 6, when JetBlue announced its improved proposal, Spirit stock jumped ~7%, compared to a ~4% jump when Frontier announced its revised agreement on June 2 On May 2, when the conflicted Spirit Board rejected our proposal, the Spirit stock declined 9%+ on the day Between May 3 and May 13, while there was no new information made public about our proposal, the Spirit stock declined a further 20%+, underperforming other airlines by 10% On May 19, when the conflicted Spirit Board urged shareholders to reject the JetBlue tender offer, the stock dropped ~2% +28% +10% -21% -9% -2% 5-Apr JetBlue proposal leaks 2-May Conflicted Spirit Board rejects JetBlue proposal 3-May to 13-May No news flow around proposal between Spirit rejection and tender offer 16-May JetBlue files proxy statement and commences tender offer 19-May Spirit Board urges shareholders to reject JetBlue tender offer 2-June Frontier announces revised merger agreement +4% +7% 6-June JetBlue announces improved proposal

Value of JetBlue’s proposal is superior to Frontier’s at nearly every assumed probability of closing Source: Bloomberg; market data as of June 3, 2022. 1 Reflects Spirit HUSP indexed against Frontier stock price performance since February 4, 2022 (undisturbed date before Frontier Transaction announcement). 2 As of April 4, 2022 (day before JetBlue proposal leak). 3 Calculated based on Spirit undisturbed share price, Frontier undisturbed price, and total diluted shares outstanding for both companies, as well as JetBlue reverse break-up fee of $3.20 per share. Assumed probability of closing XXX 0% ~4% ~5% ~ 50%2 ~75% 100% Implied Spirit stock price No deal ~$171 Lorem ipsum Frontier transaction ~$19 $2.28 / RBF ~$20 ~$21 Lorem ipsum JetBlue transaction @ $30.00 ~$20 $3.20 / RBF ~$21 ~$21 ~$25 ~$28 $30 JetBlue transaction @ $31.50 ~$20 $3.20 / RBF ~$21 ~$21 ~$26 ~$29 $31.50 Break-even probability of JetBlue $31.50 offer equals Frontier completed deal Hypothetical Spirit share price if transaction does not close Approx. probability implied by spread pre-JetBlue proposal leak Spirit shareholders are choosing ~$21 for a successful Frontier deal vs. either ~$20 for a failed JetBlue deal OR an enormous upside for a successful JetBlue deal. Moreover, the economic premium offered by Frontier at announcement is much less than JetBlue’s reverse break-up fee; in other words, Spirit shareholders are risking nothing for an upside of ~$9-$11 Break-even probability of JetBlue $30 offer equals Frontier completed deal Current Implied Frontier Offer Value Economic premium offered by Frontier at announcement was $2.123

JetBlue’s synergies are based on realistic assumptions that support the strategic rationale of the acquisition Facts do not support Spirit management’s projections; significantly overstate potential shareholder value and consumer benefits of Frontier transaction Source: Definitive proxy statement filed by Spirit on May 11, 2022, IBES consensus estimates as of June 6, 2022. Note: Charts refer to standalone projections without synergies. EBITDAR estimates are materially higher than consensus, driven predominantly by unrealistic OpEx forecasts Wage inflation and continued attrition likely to increase cost projections for standalone entity Fuel costs are expected to stay elevated (versus 2019) in 2023 and beyond Pilot shortages are a constraint to growth for the overall industry, synergies do not contemplate upward wage pressure from negotiating as fifth largest carrier EBITDAR Excluding Synergies ($bn) % Difference Between Mgmt. vs. Consensus Mgmt Proj. Consensus $0.7 $0.5 $1.4 $1.1 $1.8 $2.1 $2.4 2022 $1.4 58% 26% 28% 2023 2024 2025 2026 Mgmt CAGRs 22E-24E: 55% 22E-26E: 35% Projections are not based on reality or unit cost performance Spirit standalone projections are unreasonably optimistic

JetBlue has strong conviction in its ability to close – the conflicted Spirit Board’s regulatory argument is a red herring

Spirit regulatory arguments are unfounded Regulatory facts Spirit claims “The JetBlue Effect on fares is not real…” The JetBlue Effect is established and flourishes today “The JetBlue deal is about a high-cost, high-fare airline buying a low-cost, low-fare airline…” Fundamentally, the JetBlue-Spirit transaction is about creating the best positioned national challenger to the dominant “Big Four” carriers “JetBlue’s Northeast Alliance is antithetical to Spirit Transaction…” JetBlue has made a commitment to divest Spirit’s assets at Northeast Alliance airports Northeast Alliance litigation (regardless of outcome) is irrelevant to closing of JetBlue-Spirit “Frontier’s transaction has materially less risk than JetBlue’s…” Frontier transaction has far more route overlap than JetBlue and combination would have very similar market share to JetBlue + Spirit Spirit and Frontier have received in-depth DOJ information requests JetBlue has strong conviction in its ability to close, and supports it with a significant divestiture commitment1 and a substantial reverse break-up fee1. JetBlue will weigh incremental regulatory concessions against the payment of a reverse break-up fee 1 Conditional upon negotiated merger with Spirit.

The “JetBlue Effect” is real, demonstrable, and foundational to its business model… The “JetBlue effect” is widely recognized and longstanding; as recently as 2021, the Department of Justice recognized its benefits1: “JetBlue’s reputation for lowering fares is so well known in the airline industry that it has earned a name: the ‘JetBlue Effect.’ JetBlue’s record in Boston and New York City illustrates why.” “In the face of consolidation, JetBlue has provided an important and steadfast source of competition.” “JetBlue is uniquely disruptive… as a result, JetBlue has a long and public track record of significantly lowering fares when it enters a market.” “[JetBlue] has saved consumers a total of more than $10 billion since the airline’s founding, offering lower fares and better service and forcing competitors to do the same.” A 2013 study from the MIT International Center for Air Transportation2 concluded that “JetBlue is now the airline that is associated with the largest decline in average fares at U.S. airports” 1 Source: September 2021 DOJ complaint and press release. 2 “Evolving Trends of U.S. Domestic Airlines,” MIT Airline Industry Consortium Study (August 2013). JetBlue is and has been the most significant challenger airline in lowering legacy fares on the routes it flies

… and continues to deliver consumer benefits today DOT data analysis as recent as this year supports the fact that JetBlue’s presence on a nonstop route decreases legacy fares ~16%, three times more than even Spirit’s (~5%) Since the 2013 MIT study, JetBlue has launched service on each of the routes below and continues to serve each today – in every case, prices declined significantly after JetBlue entry BOS-LGA FLL-LAS MCO-SLC +48% (36%) +26% (16%) +97% (26%) +69% (14%) +43% (19%) Passengers Daily Each Way (PDEWs) BUF-LAX JFK-ATL Source: DOT data via Cirium. PDEWs and Avg. Fare prior to JetBlue entry represents most recent full year average daily passengers and one-way fare. PDEWs and Avg. Fare after JetBlue entering represent following year’s average daily passengers and one-way fare. Avg. Fare Prior to JetBlue entry After JetBlue entry

Fundamentally, the JetBlue-Spirit transaction creates a platform for sustainable growth and establishes a national challenger to the ‘Big Four’ 171 Combined flights at strategic Fort Lauderdale focus city 455 Combined fleet size 312 Aircraft in order book Source: 2021, 2019 company filings; number of daily flights and destinations are based on April 2022 schedule data as of March 25, 2022. 130+ Total destinations Increased network and customer relevance Combined network will turbocharge JetBlue focus city strategy: Provides immediate benefit in existing focus cities (FLL, LAX, MCO) Diversifies network Complements existing NEA strategy Leverages a common leisure and VFR customer base Access to new assets and deeper crewmember base Combined asset base provides sustainable growth: Facilitates access for future growth (ATL, LAS, ORD) Mitigates aircraft availability risk and optimizes manufacturer support Enhances fleet commonality and simplifies integration while increasing optionality Accelerates transition to new engine technology Unifies crewmember bases, establishing fair wages for all and creating more opportunities for growth Expands JetBlue Effect Product offering will bring the JetBlue Effect to more customers and communities: JetBlue reduces legacy fares in the markets it enters significantly more than ULCCs Positions JetBlue as a more relevant low-cost carrier in a concentrated US market Expands our award-winning customer service to a multitude of new markets Provides a customer-centric alternative to legacy hub networks

Access to Spirit assets enhances JetBlue’s relevance in legacy hubs, bringing the JetBlue effect to significantly more customers paying high fares JetBlue’s contemplated combined network plan includes: ~120 new domestic non-stop routes, bringing more than $500 million of annual consumer savings to customers on those routes via the JetBlue Effect Enhances JetBlue’s unique ability to drive market relevance in key legacy hubs like South Florida and Los Angeles Strong divestiture commitment to provide ULCC(s) access to Spirit’s NYC and Boston infrastructure and access to Fort Lauderdale growth A unique product offering aimed at serving a wider array of customer demographics (e.g., leisure, VFR, premium, small and large businesses, etc.) Note: Based on average departures/day per respective schedule for April 2022 for JetBlue and Spirit. Sources: Diio MI, DOT data.

ULCC competition will continue to grow… ULCC expansion will combat any potential negative effects from the JetBlue-Spirit transaction ULCC model does not require scale or brand awareness ULCCs are growing rapidly Frontier, with 110 aircraft already, has 230 new Airbus planes on order Sun Country launched 34 new markets in 2021 Allegiant reported flying more capacity in 2H21 than in 2019 Avelo and Breeze launched in the first half of 2021 Avelo expects its fleet will consist of at least 15 737 NGs by the end of 2022 Breeze is already flying 15 planes, with plans to take delivery of one new plane/month for the next six years (reaching more than 80 total aircraft by 2029) Midwest Express announced in April 2022 that it plans to return Precedent transactions show courts credit new market entrants in decision to allow mergers to proceed (e.g., Sprint / T-Mobile)

…and New ULCC entrants will continue to expand rapidly Based on 2021-2022 Department of Transportation schedule data. Breeze routes in year 1 and year 2 1st year of operations 1st year of operations Avelo routes in year 1 and year 2 2nd year of operations 2nd year of operations

The Northeast Alliance, a limited, pro-competitive, alliance between JetBlue and American, unlocks growth in one of the nation’s most constrained regions, the Northeast, and is guided by four main principles: Remain independent companies Optimize the use of JetBlue’s and American’s assets including slot and gate infrastructure Create a seamless customer experience to maximize use of the combined global network Incentivize mutual growth and offer customers a viable third competitor in the region Limited geographic scope (BOS, JFK, LGA, and EWR) JetBlue and American remain fierce competitors, as shown by JetBlue’s pursuit of Spirit, which provides JetBlue with complementary growth beyond the Northeast JetBlue is committed to ensuring the success of both Northeast Alliance facilitates competition in an otherwise constrained geography, controlled by two legacy carriers JetBlue forecasted growth within NEA geography Overview of the Northeast Alliance The Northeast Alliance and the Spirit transaction are complementary and enable JetBlue to become a compelling national challenger Note: Based on JetBlue average departures/day for August 2019 and management projections. Sources: Diio MI, DOT data.

The Northeast Alliance turbocharges JetBlue’s ability to compete in the Northeast, already delivering consumer benefits Unlocks JetBlue growth in an otherwise constrained geography, with stated commitments to grow seats at JFK and LGA by 15% by 2025 JetBlue will fly 52 daily flights from LGA in August using larger E-190 and A320/1 aircraft, made possible by access to 35 American Airlines slots, which were previously on smaller regional jets JetBlue is committed to divesting Spirit’s holdings in NYC and Boston to address any overlap upfront The Northeast Alliance trial will begin in September, and will be decided long before the resolution of any challenge to the Spirit transaction The conflicted Spirit Board’s arguments about the Northeast Alliance are baseless; the Northeast Alliance is pro-competitive and the litigation outcome irrelevant Potential litigation outcomes Northeast Alliance strategic rationale Source: Cirium. JetBlue expects to win the Northeast Alliance litigation, reinforcing its pro-competitive nature. The outcome is irrelevant for the regulatory approval of the Spirit transaction Will JetBlue win the NEA litigation? Yes No NEA determined to be pro-competitive Provides judicial support for benefits of JetBlue growth NEA blocked NEA no longer relevant to Spirit acquisition JetBlue-Spirit wins

“Blocking the alliance would ultimately prove anti-competitive. […] The American and JetBlue alliance has been focused on growth in the Northeast which could not have been achieved without additional scale.” –MKM Partners “JBLU is in competitive markets (New York, Boston, Florida), but its alliance with AAL should add more competitive choice in New York/Boston and make it more relevant to business travelers.” –Bank of America “Missing in the recently filed lawsuit by the DOJ was any acknowledgement that American and JetBlue’s Northeast Alliance (NEA) has effectively created a viable third competitor in in the region, particularly New York. Thus far, the two carriers under their NEA have announced at least 60 new airport pairs, many of which have increased the number of competitors in a particular market from 1 to 2 and 2 to 3 (and some markets are entirely new, which we believe are meaningful wins for consumers). –Deutsche Bank “The DOJ is concerned about losing a "Maverick Competitor," a recognized antitrust doctrine that applies to an airline that keeps others honest by containing industry fare increases. […] we can't help but conclude that the DOJ would have a hard time winning this case.” –Seaport Pro-competitive nature of Northeast Alliance recognized by industry analysts Analysts also view the Northeast Alliance as pro-competitive and expect JetBlue to prevail in DOJ lawsuit

Market share (2021) Pro forma Spirit + JetBlue Pro forma Spirit + Frontier Source: Based on 2021 nonstop US passenger seats (ending December 2021). JetBlue + Spirit would have a combined 8% market share vs. 7% for Frontier + Spirit – a single percentage point of difference – which is completely misrepresented by the conflicted Spirit Board The conflicted Spirit Board pretends there is a big difference in regulatory risk but BOTH deals create the number 5 player with very similar market share

Frontier’s Announced Synergies (in $ Millions) "Review [of] the HHI impact at key airports under each merger […] The impacts are modest under both mergers with the exception of FLL and SJU under the JetBlue-Spirit deal. However, when considering South Florida as a whole, i.e., combining MIA and FLL, the impact is modest. Moreover, JetBlue’s resulting increased Florida exposure (lowering reliance on the Northeast) could also reduce DOJ’s concern around American’s undue influence with the NEA." –Raymond James “We believe the proposed transaction has merit and would pass muster with regulators We are of the view that JetBlue’s proposed acquisition of Spirit would not be blocked by regulators given the modest route overlap between both airlines.” –Deutsche Bank “We see a path for either the JetBlue-Spirit or Frontier-Spirit merger to be cleared. Most notably, we believe there is a misconception on the level of overlap and see little variance in competitive implications outside of Fort Lauderdale airport (FLL)...” –Raymond James “Frontier has a checkered history with respect to network planning (lacks staying power in its markets). JBLU combined with SAVE, in contrast, offers greater network stability for growth and thus, would be a more formidable competitor to the Big Four” –Seaport Spirit has significantly overstated and misrepresented the relative regulatory risk of JetBlue’s proposal and ignores its own regulatory risk Independent industry observers see similar regulatory profile for both Frontier and JetBlue transactions “If I were a Spirit shareholder, I would be irate with the airline’s board for not more seriously entertaining an acquisition offer from JetBlue...a deal between Spirit and JetBlue might be somewhat more difficult to get past regulators than a merger with Frontier, but not 50% harder.” –United Airlines CEO, Scott Kirby “...the [Frontier] deal threatens excessive competition on several dozen city pairs...moreover, a [Frontier] deal eliminates competition between the two largest ULCCs...” –National Law Review

Frontier has much more overlap with Spirit than JetBlue No matter how you cut it, Frontier has greater overlap on nonstop routes with Spirit A third-party assessment determined only 11% of JetBlue and Spirit nonstop routes overlap with each other, compared to 18% overlap for Frontier and Spirit1 In 2021, JetBlue overlapped with Spirit on 54 nonstop routes2 (and 31 routes2 when excluding NEA-relevant markets), compared to Frontier’s 104 overlapping nonstop routes2 JetBlue transaction comes with less overlap in flights, seats, and ASMs than the Frontier transaction in the metropolitan areas served by both3 1 CNN Business, April 6, 2022. 2 Based on Q1-Q4 2021 domestic Department of Transportation data. 3 Full-year data for both 2019 and 2021 based on scheduled flights/seats/ASMs. 2021 2019 Airline Flights Seats ASMs 2021 ex. JetBlue NEA Flights Seats ASMs Flights Seats ASMs Spirit vs. JetBlue Spirit vs. Frontier 31% 31% 31% 45% 45% 46% 27% 28% 29% 62% 64% 62% 16% 16% 13% 62% 64% 62% JetBlue transaction has a similar regulatory profile to Frontier transaction, but less overlap in flights, seats, and ASMs. Excluding the Spirit assets in NYC and BOS, overlap is cut by almost half

Frontier and Spirit’s overlap extends across almost all US geographies 1 Based on FY21 domestic Department of Transportation schedule data. 2 JetBlue will offer a remedy package that includes the divestiture of all Spirit assets in New York and Boston. Frontier and Spirit Route overlap1 JetBlue and Spirit route overlap1 ex. NEA routes2 The regulatory risk is clear; Frontier / Spirit have significant route overlap

Spirit’s Board is entrenched, conflicted and has failed to maximize shareholder value

Spirit Board is conflicted and is not serving its shareholders’ best interests Until 2013, Indigo Partners, Bill Franke’s investment firm and the majority shareholder of Frontier, controlled Spirit Airlines Multiple Spirit Directors involved in the decision to merge with Frontier have significant ties to Bill Franke, who appointed each to the Spirit Board Length of tenure and known conflicts display poor governance Frontier has promised Board seats on the combined entity to 5 out of the 8 current Spirit Directors Shareholders should be concerned that the Spirit Board is only serving the interests of Frontier / Indigo Partners Appointed by Bill Franke and succeeded Franke as Chairman of Spirit in 2013 Personally leading negotiations on behalf of Spirit and on the other side of Franke since June 2021 Ted Christie Carlton Donaway Mark Dunkerley Barclay Jones Robert Johnson Christine Richards Myrna Soto Dawn Zier Mac Gardner (Chairman) Appointed by Bill Franke Former Frontier executive Composition of the conflicted Spirit Board at time of Frontier announcement

Spirit Directors negotiated with Frontier for ~8 months without calling JetBlue – to the clear detriment of Spirit shareholders 1 Represents premium of Frontier offer value, using per share pro forma equity value of Spirit / Frontier, over the Spirit undisturbed price of $21.73 on February 4, 2022. 2 Reflects median premium to unaffected price of target in precedent of precedent Low Cost Carrier transactions (WestJet-Onex, Virgin America-Alaska, AirTran-Southwest, ExpressJet-Skywest, Midwest Air/TPG & Northwest). 3 Based on the “Spirit DCF Range” of $34.00 to $64.00 per Spirit share included in the “Opinion of Barclays Capital Inc”, and Spirit Discounted Cash Flow Analysis resulting in $33.00 to $55.50 range of implied equity value per Spirit common stock, included in the “Opinion of Morgan Stanley & Co. LLC” sections of the Spirit Definitive Proxy Statement filed on May 11, 2022. 4 Estimated based on the events occurred on December 15, 2021, described in “Background of the Merger” section of the Spirit Definitive Proxy Statement filed on May 11, 2022. Spirit was in discussions with Frontier for 8 months, yet never reached out to other potential buyers – an astounding failure to try to secure a better offer for Spirit shareholders Discussions between Spirit and Frontier began in 2016 – tunnel vision that Spirit / Frontier combination was their only destiny 8 months of exclusive discussions No market check of potential alternative acquirors Once JetBlue made its proposal, the conflicted Spirit Board did not extract any concessions from Frontier ~10%1 economic premium vs. ~86%2 average headline premium for airline transactions Sale value at level below financial advisor range3 Only 6% improvement from initial to final offer4 Limited governance in the combined company No regulatory divestiture commitment or reverse break-up fee

The conflicted Spirit Board has continuously stonewalled JetBlue Misled investors about its willingness to negotiate with JetBlue; it did not engage in good faith Provided very limited information making it impossible for JetBlue to complete its due diligence Responded to JetBlue’s initial proposal only after a significant delay and after the JetBlue proposal was made public, and then made contractual demands that were unprecedented in airline transactions Not once did Spirit attempt to renegotiate with Frontier While JetBlue acted in good faith and gave the conflicted Spirit Board the benefit of the doubt for over a month, the Spirit Board’s real objective was to defend the inferior transaction with Frontier

JetBlue proposal provides a superior alternative with more benefits for all stakeholders

JetBlue offers Spirit’s customers MORE Customers should not have to choose between a low fare and a great experience. JetBlue’s customer service has won the company hundreds of awards since its inception; JetBlue is a 13-time J.D. Power Award winner for customer satisfaction JetBlue is loved by customers for its award-winning onboard service: Most legroom in coach1 Free and Fast Fly-Fi broadband internet2 Complimentary and unlimited name-brand snacks and soft drinks Free, live DIRECTV® programming at every seat JetBlue is uniquely placed to disrupt the Big Four airlines due to JetBlue’s far greater impact on legacy pricing than other carriers outside the Big Four 1 JetBlue offers the most legroom in coach based on average fleet-wide seat pitch for U.S. airlines. 2 Fly-Fi and live television are available on all JetBlue-operated flights. On ViaSat-2 equipped aircraft, Fly-Fi will not be available on portions of some routes, and live television will not be available while operating outside of the contiguous U.S., or until the aircraft returns to the coverage area. On all other aircraft, Fly-Fi and live television will not be available while operating outside of the contiguous U.S., or until the aircraft returns to the coverage area.

The JetBlue transaction is significantly more friendly to Spirit team members A combined JetBlue and Spirit will grow and add more well-paying jobs across our network JetBlue compensates pilots in line with industry standards and we have stood by our stated no furlough policy for 22 years. The transaction will materially benefit thousands of pilots who work for Spirit As we have said before, we will match retention incentives for all those who have been promised them. We believe it is critical that great talent stays through the transition and pursues long-term careers with JetBlue JetBlue’s crewmember satisfaction is a point of pride for the airline, and crewmember happiness is a significant factor in why JetBlue also wins customer-service awards consistently, very often topping legacy carriers JetBlue is ready to learn from Spirit Team Members, and looks forward to creating a company together with a culture that is based around providing high quality and affordable customer service at its core JetBlue has committed to more jobs, better pay, no furlough, and career development for Spirit Team Members

JetBlue’s improved proposal offers you MORE... Enhanced reverse break-up fee for Spirit shareholders $350 million reverse break-up fee ($3.20 per share): $150 million higher than original offer and $100 million greater than Frontier transaction More value NOW Prepayment of $1.50 per share (~$164 million) following shareholder approval of Spirit-JetBlue transaction Superior, all-cash premium Aggregate consideration of $31.50 per share in cash in a negotiated transaction, with $30 per share payable at closing $350 million reverse break-up fee is $100 million greater than the amount offered by Frontier. In addition, a prepayment of $1.50 per share allows Spirit shareholders to receive some cash consideration well in advance of closing